Exhibit 10.2

UNITED STATES OF AMERICA
Before the
OFFICE OF THRIFT SUPERVISION

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In the Matter of	)	Order No.: CN 10-21
)
)
TIERONE BANK	)	Effective Date: June 3, 2010
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Lincoln, Nebraska	)
OTS Docket No. 03309)
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ORDER TO CEASE AND DESIST

WHEREAS, TierOne Bank, Lincoln, Nebraska, OTS Docket No. 03309 (Association), by and through its Board of Directors (Board), has executed a Stipulation and Consent to Issuance of an Order to Cease and Desist (Stipulation); and

WHEREAS, the Association, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. § 1818(b); and

WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Central Region (Regional Director) is authorized to issue Orders to Cease and Desist where a savings association has consented to the issuance of an order.

NOW, THEREFORE, IT IS ORDERED that:

Cease and Desist.

1.           The Association and its directors, officers, and employees shall cease and desist from any action (alone or with others) for or toward, causing, bringing about, participating in, counseling, or aiding and abetting the unsafe or unsound practices that resulted in the Association operating with: (a) an excessive level of adversely classified and delinquent loans, (b)  an inadequate level of capital for the volume, type and quality of assets held by the Association, and (c) inadequate earnings to fund growth and augment capital as described in the OTS Report of Examination of the Association dated October 5, 2009 (2009 ROE).

TierOne Bank
Order to Cease and Desist

2.           The Association and its directors, officers, and employees shall cease and desist from any action (alone or with others) for or toward, causing, bringing about, participating in, counseling, or aiding and abetting the violations of law and regulation cited in the 2009 ROE, including:

(a)	12 C.F.R. § 560.160(a) (regarding classification of assets);

(b)           12 C.F.R. § 560.160(b) (regarding allowance for loan and lease losses (ALLL) and valuation allowances);

(c)           12 C.F.R. §§ 564.3(a), 560.170(a), 560.170(b), and 560.170(e) (regarding appraisals); and

(d)           12 C.F.R. § 560.170(b) (regarding loan administration).

Asset Quality.

3.	(a)
By June 30, 2010, the Association shall develop an individual written specific workout plan for each adversely classified asset and asset designated as special mention (Criticized Asset)  or group of such Criticized Assets to any one borrower or loan relationship of five hundred thousand dollars ($ 500,000) or greater (collectively, Asset Workout Plans).

(b)
Within forty-five (45) days after the end of each quarter, beginning with the quarter ending June 30, 2010, the Association shall submit a quarterly written asset status report (Quarterly Asset Report) to the Board.  The Board’s review of the Quarterly Asset Report shall be documented in the Board meeting minutes.  The Quarterly Asset Report shall include, at a minimum:

TierOne Bank
Order to Cease and Desist

(i)	the current status of all Asset Workout Plans;

(ii)	a comparison of classified assets to Tier 1 (Core) capital plus ALLL;

(iii)	a comparison of Criticized Assets to Tier 1 (Core) capital plus ALLL;

(iv)	a comparison of classified assets and Criticized Assets at the current quarter end with the preceding quarter;

(v)	a breakdown of Criticized Assets by type and risk factor;

(vi)	a discussion of the actions taken during the preceding quarter to reduce the Association’s level of Criticized Assets; and

(vii)	any recommended revisions or updates to the Asset Workout Plans.

(c)	Within fifty (50) days after the end of each quarter beginning with June 30, 2010, a copy of the Quarterly Asset Report shall be provided to the Regional Director.

Appraisals.

4.	(a)	Effective immediately, the Association shall comply with the amended appraisal policy approved at the October 27, 2009 Board meeting (Appraisal Policy).

(b)
By June 30, 2010, the Association shall submit to the Regional Director a written plan for compliance with the Appraisal Policy that requires a monthly appraisal tracking report be submitted for Board review.

Concentrations of Credit.

5.	(a)
By June 30, 2010, the Association shall revise its written policy for identifying, monitoring, and controlling risks associated with concentrations of credit (Credit Concentration Policy) to ensure that it addresses all corrective actions set forth in the 2009 ROE relating to concentrations of credit.  The Credit Concentration Policy shall comply with all applicable laws, regulations and regulatory guidance and establish comprehensive concentration limits expressed as a percentage of Tier 1 (Core) Capital plus ALLL based on the Association’s risk profile.

TierOne Bank
Order to Cease and Desist

(b)
Immediately after Board approval of the Association’s revised Credit Concentration Policy, the Association shall implement and adhere to the Credit Concentration Policy.  A copy of the Credit Concentration Policy shall be provided to the Regional Director within five (5) days of adoption by the Board.

Board Oversight of Compliance with Order and Supervisory Agreement.

6.            Effective immediately, the Board shall monitor and coordinate the Association’s compliance with the provisions of this Order and the Supervisory Agreement entered into between the Association and the OTS effective January 15, 2009 (Supervisory Agreement).  The Board shall review and adopt all policies and procedures required by this Order prior to submission to the OTS and shall monitor and coordinate completion of all corrective actions required in the 2009 ROE.

7.           Within twenty (20) days after the end of each month, beginning with the month ending May 31, 2010, the Association shall prepare a written compliance progress report for the Board (Compliance Tracking Report).  The Compliance Tracking Report shall, at a minimum:

(a)           separately list each corrective action required by this Order and the 2009 ROE;

(b)           separately list each corrective action required by the Supervisory Agreement;

(b)           identify the required or anticipated completion date for each corrective action; and

(c)           discuss the current status of each corrective action, including the action(s) taken or to be taken to comply with each corrective action.

TierOne Bank
Order to Cease and Desist

8.           Within thirty (30) days after the end of each month, beginning with month ending      May 31, 2010, the Board shall review the Compliance Tracking Report and all reports required to be prepared by this Order and the Supervisory Agreement.  Following its review, the Board shall adopt a resolution: (a) certifying that each director has reviewed the Compliance Tracking Report and all required reports; and (b) documenting any corrective actions adopted by the Board.  A copy of the Compliance Tracking Report and the Board resolution shall be provided to the Regional Director within five (5) days after the Board meeting.

Effective Date, Incorporation of Stipulation.

9.           This Order is effective on the Effective Date as shown on the first page.  The Stipulation is made a part hereof and is incorporated herein by this reference.

Duration.

10.           This Order shall remain in effect until terminated, modified, or suspended, by written notice of such action by the OTS, acting by and through its authorized representatives.

Time Calculations.

11.           Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be based on calendar days, unless otherwise noted.

12.           The Regional Director or an OTS authorized representative may extend any of the deadlines set forth in the provisions of this Order upon written request by the Association that includes reasons in support for any such extension.  Any OTS extension shall be made in writing.

Submissions and Notices.

13.           All submissions, including any reports, to the OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes.

TierOne Bank
Order to Cease and Desist

14.           Except as otherwise provided herein, all submissions, requests, communications, consents, or other documents relating to this Order shall be in writing and sent by first class U.S. mail (or by reputable overnight carrier, electronic facsimile transmission, or hand delivery by messenger) addressed as follows:

(a)           To the OTS:

Regional Director
Office of Thrift Supervision
One South Wacker Drive, Suite 2000
Chicago, Illinois  60606
Facsimile: (312) 917-5001

(b)           To the Association:

President
TierOne Bank
1235 “N” Street
Lincoln, Nebraska  68508-2008
Facsimile: (402) 435-0427

No Violations Authorized.

15.           Nothing in this Order or the Stipulation shall be construed as allowing the Association, its Board, officers, or employees to violate any law, rule, or regulation.

IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION

By: /s/ Daniel T. Mckee
       Daniel T. McKee
       Regional Director, Central Region
Date: See Effective Date on page 1

TierOne Bank
Order to Cease and Desist